December 15, 1998



The Board of Directors of                                            EXHIBIT 5.1
United Security Bancorporation
Spokane, Washington


        RE:    LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Gentlemen:

        As you know, we are acting as counsel for United Security Bancorporation, a Washington corporation and registered bank holding company ("USBN"), in connection with the registration under the Securities Act of 1933, as amended ("Act"), of a maximum of 1,900,000 shares of USBN's common stock, no par value per share ("Shares"). A Registration Statement on Form S-4 ("Registration Statement") is being filed with the Securities and Exchange Commission ("SEC") under the Act with respect to the offering of the Shares pursuant to the proposed merger with Bancwest Financial Corporation, a Washington corporation and bank holding company ("BFC").

        In connection with the offering of the Shares, we have examined: (a) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 10, 1998, among USBN, BFC and the Bank of the West, the subsidiary of BFC, attached as Appendix A to the Prospectus/Joint Proxy Statement included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of USBN.

        Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Merger Agreement after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and nonassessable.

        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. This consent shall not be construed to cause us to be in the category of

December 15, 1998
Page 2

persons whose consent is required to be filed pursuant to Section 7 of the Act, or the rules and regulations of the SEC promulgated under the Act.

                                       Very truly yours,

                                       GRAHAM & DUNN PC

                                       /s/ GRAHAM & DUNN PC